YRC WORLDWIDE INC.
RESTRICTED STOCK UNIT AGREEMENT

FOR NON-EMPLOYEE DIRECTOR

Participant:
Grant Date:
Service Year:
Total Number Of Units:	Restricted Stock Units
Vesting Schedule:	The RSUs will be fully vested, and for purposes of the Plan shall be “Vested RSUs” immediately upon the Grant Date.

Grant Of Restricted Stock Units

In accordance with the YRC Worldwide Inc. Director Compensation Plan and the YRC Worldwide Inc. 2011 Incentive and Equity Award Plan or any successor thereto (referred to collectively as the “Plans”), the Board of Directors of YRC Worldwide Inc., a Delaware corporation (the “Company”) hereby grants to the above-named Participant rights to receive the above number of shares of the Company’s common stock, $0.01 par value, in accordance with the Vesting Schedule described above on a one share per one unit basis (the “Restricted Stock Units”) and subject to the other terms and conditions described in this Restricted Stock Unit Agreement (this “Agreement”) and the Plan.
By your acceptance of the Restricted Stock Units set forth in this Agreement, you agree that the Restricted Stock Units are granted under and governed by the terms of the Plans, this Agreement, and the Terms and Conditions of Restricted Stock Unit Agreements for Non-Employee Directors attached to this Agreement; you acknowledge that you have received, reviewed and understand the Plans, including the provisions that the Compensation Committee’s decision on any matter arising under the Plans is conclusive and binding; and you agree that this Agreement amends and supersedes any other agreement or statement, oral or written, in its entirety regarding the vesting or holding period of the Restricted Stock Units.

YRC Worldwide Inc.	Participant
By:	By:
Title:	Print:
You agree that your acceptance of this Agreement may be evidenced either by your signature above or by your electronic acceptance through the Company’s award administrator’s website (as of the date of grant, the administrator is Fidelity).

YRC WORLDWIDE INC.
TERMS AND CONDITIONS
OF
RESTRICTED STOCK UNIT AGREEMENTS FOR NON-EMPLOYEE DIRECTORS
These Terms and Conditions are applicable to Restricted Stock Units (the “Units”) granted to Non-Employee Directors pursuant to the YRC Worldwide Inc. 2011 Incentive and Equity Award Plan or any successor thereto, the YRC Worldwide Inc. Director Compensation Plan (referred to collectively as the “Plans”) and the Restricted Stock Unit Agreement.

1.
Non-transferability. No rights under the Restricted Stock Unit Agreement shall be transferable otherwise than by will or the laws of descent and distribution, and, except to the extent otherwise provided herein, the rights and the benefits of the Restricted Stock Unit Agreement may be exercised and received, respectively, during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative.

2.
Limitation of Liability. Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Plans, the Restricted Stock Unit Agreement or the Company’s role as Plan sponsor.

3.
Units Subject to Plans. Copies of the Plans are included with the Restricted Stock Unit Agreement. The provisions of the Plans as now in effect and as the Plans may be amended in the future (but only to the extent such amendments are allowed by the provisions of the Plans) are hereby incorporated in the Restricted Stock Unit Agreement by reference as though fully set forth herein. Upon request to the Secretary of the Company, the Participant may obtain a copy of the Plans and any amendments.

4.	Definitions. Unless redefined herein, all terms defined in the Plans have the same meaning when used as capitalized terms in these Terms and Conditions.

5.
Compliance with Regulatory Requirements. Notwithstanding anything else in the Plans, the shares of Common Stock underlying the Units that are delivered to the Participant may not be sold, pledged or hypothecated unless the Company is in compliance with all regulatory requirements regarding registration of the shares to be issued under the terms of the Plans, and in any event only to the extent permitted under federal securities laws and the Company’s Securities Trading and Disclosure Policy.